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                                  Exhibit 10.1

                                 SLM CORPORATION

                           EMPLOYEE STOCK OPTION PLAN

         1. PURPOSE

         This Employee Stock Option Plan (the "Plan") is intended to enable SLM Corporation, a Delaware corporation to grant Awards to broad classes of employees of SLM Corporation and its subsidiaries and affiliates and other key personnel, thereby helping to retain and motivate such individuals, and to encourage the judgment, initiative and efforts of such individuals by further aligning their interests with those of the stockholders of the Corporation.

         2. DEFINITIONS

         "Awards" means the benefits or arrangements authorized under this Plan, which are Stock Options and Performance Stock.

         "Board of Directors" means the Board of Directors of SLM Corporation.

         "Committee" means the Board of Directors and/or a committee of the Board of Directors acting pursuant to its authorization to administer this Plan under Section 4.

         "Common Stock" means SLM Corporation's common stock, par value $.20, as presently constituted, subject to adjustment, and including other securities, as provided in Section 8.

         "Corporation" means SLM Corporation and its Subsidiaries and affiliates, unless the context requires otherwise.

         "Performance Stock" means an award of shares of Common Stock the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

         "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Corporation, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits, and whose employees have been designated by the Committee as eligible to participate in the Plan.

         "Stock Options" or "Options" means a right to purchase a number of shares of Common Stock at an exercise price, at such times and on such terms and conditions as are specified in or determined pursuant to an agreement evidencing an Award. Stock Options granted pursuant to this Plan are non-qualified stock options and are not Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. COMMON STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 8, the maximum number of shares of Common Stock which may be issued pursuant to this Plan shall not exceed 19,000,000. Shares issued under this Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by SLM Corporation. For purposes of this Section 3, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Corporation upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award. The number of shares of Common Stock issued upon the exercise of

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"replacement options", i.e. Options granted to purchase a number of shares of
Common Stock equal to the number of shares of Common Stock used to exercise an underlying Stock Option (either shares previously owned or shares acquired pursuant to the exercise of the underlying Option and sold in order to exercise e.g., such as in a so-called "cashless exercise"), shall not reduce the aggregate number of shares authorized under the Plan.

         4. ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board of Directors and/or by a Committee of the Board of Directors of SLM Corporation, as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on and from time to time may remove or add members to the Committee. Notwithstanding the foregoing, unless otherwise restricted by the Board of Directors, the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of SLM Corporation (who may, but need not, be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards under the Plan to Eligible Employees, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Subcommittee's authority to grant Awards is limited in the same manner as provided for in the administration of the Corporation's Management Incentive Plan.

         Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are Eligible Employees (as defined in Section 5 hereof), to which of such Eligible Employees, if any, an Award shall be granted hereunder; (c) to determine the number of shares of Common Stock subject to an Award and the exercise or purchase price of shares subject to a Stock Option; (d) to establish and verify the extent of satisfaction of any conditions to exercisability or vesting of an Award, (e) to waive conditions to and/or accelerate exercisability or vesting of an Award, either automatically upon the occurrence of specified events (including in connection with a change of control of SLM Corporation) or otherwise in its discretion; (f) to prescribe and amend the terms of an Award made under this Plan (which need not be identical); (g) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;
(h) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and (i) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall act pursuant to a majority vote or unanimous written consent.

         All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Eligible Employees and recipients of Awards. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

         5. ELIGIBLE EMPLOYEES

         Any person who is an employee of the Corporation, a director of a Subsidiary, a prospective employee, consultant or advisor of the Corporation shall be eligible (an "Eligible Employee") to be considered for the grant of an Award hereunder unless the grant of an Award to such person would require the Plan to be approved by stockholders of SLM Corporation under Rule 312.03(a) of the rules of the New York Stock Exchange.

         6. GRANT, TERMS AND CONDITIONS OF OPTIONS

         Options may be granted at any time and from time to time prior to the termination of the Plan to Eligible Employees. Each Option agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercise as may be determined from time to time by the

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Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Options granted pursuant to the Plan need not be identical but each Option shall be subject to the following terms and conditions:

         (a) Option Grants: The Committee, on behalf of the Corporation, is authorized under this Plan to grant an Option or provide for the grant of an Option, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.

         (b) Price: The exercise price for each Option shall be established by the Committee. The exercise price shall not be less than the fair market value of the Common Stock on the date of grant of the Option, except that the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Corporation in assumption and substitution of Options held by such employees at the time such company is acquired. Unless the Committee shall specify otherwise, for purposes of this Plan the term "fair market value" shall mean, as of any date, the closing price for a Share reported for that date on the consolidated tape for securities listed on the New York Stock Exchange or, if no Shares traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange. The exercise price shall be paid in such form of consideration as the Committee in its discretion shall specify, which may but need not include, e.g., in cash, by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option shares to the Corporation, by the surrender of shares of Common Stock owned for at least six months by the Option holder exercising the Option and having a fair market value on the day preceding the date of exercise equal to the Option price, or by any combination of the foregoing.

         (c) Duration and Exercise or Termination of Option: Each Option shall be exercisable in such manner and at such times as the Committee shall determine. The Committee may specify that Options granted under this Plan shall become exercisable at such time and in such installments during the period prior to the expiration of the Option's term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of exercise of any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding the Participant's right to exercise all or part of the Option. Each Option granted must expire within a period of not more than ten
(10) years from the grant date.

         (d) Suspension or Termination of Option: The Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Treasurer and the General Counsel of SLM Corporation (any such person, an "Authorized Officer") each may provide at any time (including after a notice of exercise has been delivered) and from time to time that the right to exercise an Option may be suspended pending a determination by an Authorized Officer or the Committee on whether an Eligible Employee to whom the Option was granted or an Option holder has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules; has made an unauthorized disclosure of any Corporation trade secret or confidential information; has engaged in any conduct constituting unfair competition; has induced any customer of the Corporation to breach a contract with the Corporation or any principal for whom the Corporation acts as agent to terminate such agency relationship; or has engaged in any other act or conduct proscribed by the Committee from time to time (any such act or conduct, individually or collectively, sometime hereinafter referred to as "Misconduct"). No person shall be entitled to exercise any Option granted to an Eligible Employee or held by an Option holder if the Authorized Officer or the Committee, as the case may be, has determined such Eligible Employee or Option holder to have engaged in any Misconduct.

         (e) Conditions and Restrictions Upon Securities Subject to Options: The Committee may provide that the shares of Common Stock issued upon exercise of an Option shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Option, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions.

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         Transferability of Option: Unless otherwise provided by the Committee, each Option shall be transferable only by will or the laws of descent and distribution.

         Cancellation: The Committee may, at any time prior to exercise and subject to consent of the Eligible Employee, cancel any Option previously granted and may or may not substitute in its place an Option with a different exercise price, different terms or in different amounts.

         (f) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No Option, however, nor anything contained in the Plan shall confer upon any Eligible Employee any right to continue in the Corporation's employ or service nor limit in any way the Corporation's right to terminate his or her employment or service at any time. Option grants may be evidenced by a written agreement and/or such other written arrangements as may be approved from time to time by the Committee.

         7.  PERFORMANCE STOCK

         Performance Stock consists of an award of Common Stock, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions, as the Committee deems appropriate.

         (a) Performance Stock Award. Each Performance Stock award shall contain provisions regarding (a) the number of shares of Common Stock subject to such award or a formula for determining such, (b) the performance criteria and level of achievement versus these criteria which shall determine the number of shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

         (b) Performance Criteria. The grant, issuance, retention and/or vesting of each Performance Share shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations.

         (c) Timing and Form of Payment. The Committee shall determine the timing of payment of any Performance Stock. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Performance Stock to be deferred to a specified date or event.

         (d) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under a Performance Stock award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

         8.  ADJUSTMENT OF AND CHANGES IN SECURITIES

         (a) If the outstanding securities of the class(es) then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or other securities, or if cash, property or shares or other securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the maximum number and type of shares or other securities that may be subject to Options and issued in accord with this Plan shall be appropriately adjusted. The Committee shall determine in its sole discretion the appropriate adjustment to be effected pursuant to the immediately preceding sentence. In addition, in connection with any such change in the class(es) of securities then subject to this Plan, the Committee may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options theretofore granted under this Plan and the exercise price of such Options. In addition, in the event of such

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change described in this paragraph, the Committee may accelerate the time or times at which any Option may be exercised and may provide for cancellation of any such accelerated Option which is not exercised within a time prescribed by the Committee in its sole discretion.

         (b) No right to purchase fractional shares or fractions of other securities shall result from any adjustment in Options pursuant to this Section. In case of any such adjustment, the shares or other securities subject to the Option shall be rounded down to the nearest whole share of Common Stock or equivalent other security, as the case may be.

         9.  REGISTRATION, LISTING OR QUALIFICATION OF SECURITIES

         In the event the Committee determines in its discretion that, as a condition to the issuance of shares under any award, the registration, listing or qualification of the shares of Common Stock issuable under the Plan or under an Award is necessary or desirable under the rules of any securities exchange or under any law or governmental regulation, then the Committee may suspend the exercisability of any or all Options in whole or in part until such registration, listing, qualification, consent or approval has been unconditionally obtained. No Option holder shall have any rights as a stockholder with respect to any shares of Common Stock subject to an Option hereunder until said shares have been issued.

         10. TAX WITHHOLDING

         To the extent required by applicable federal, state, local or foreign law, an Eligible Employee or recipient of an Award shall make arrangements satisfactory to the Committee for the satisfaction of any withholding tax obligations that arise by reason of the grant, vesting or exercise of an Award. The Corporation shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied.

         11. AWARDS BY SUBSIDIARIES

         In the case of a grant of an Award to any Eligible Employee employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by SLM Corporation issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Eligible Employee in accordance with the terms of the award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

         12. EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

         This Plan became effective upon September 18, 1997. The Plan was amended on September 17, 1998 and June 13, 2000 and The Corporation's name was changed effective July 31, 2000. Unless earlier suspended or terminated by the Board of Directors, or extended as provided below, no Awards may be granted after September 18, 2007. The Board of Directors or the Committee may from time to time extend the effective term of the Plan and otherwise amend the Plan as determined appropriate, without action by SLM Corporation's stockholders except to the extent required by applicable law. References in the Plan and in writings evidencing and setting the terms of Option grants which refer to the Code or other applicable law shall also be deemed to refer to any applicable successor provisions thereof unless otherwise determined by the Committee. The Plan may be earlier terminated at such earlier time as the Board of Directors may determine.

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